Exhibit 99.1

Global CPaaS Provider, Kaleyra, Inc. Expects to Report Fiscal 2019 Revenue

of Approximately $128 Million

Based on Preliminary and Unaudited Results, Management Believes its 2019

Earnout Targets Have Been Achieved

Reiterates 30% Year-over-Year Increase in 2020 Revenue to $167 Million

New York and Vienna, VA – February 10, 2020 – Kaleyra, Inc. (NYSE American: KLR, KLR WS), a rapidly growing cloud communications software provider delivering secure application programming interfaces (APIs) and connectivity solutions in the API/Communications Platform as a Service (CPaaS) market, today announced that while still undergoing its first annual audit as a public company, based on preliminary and unaudited financial results, it expects revenue for 2019 to be approximately $128 million, representing increases of approximately 30% and 64% on a consolidated pro forma and US GAAP basis, respectively, over 2018 revenue. Pro forma comparisons assume full calendar year 2018 revenue for each of Solutions Infini and Buc Mobile notwithstanding that each was only a part of Kaleyra for a portion of 2018. These results are being driven by double-digit revenue increases in its mobile secure notification for enterprise businesses as well as the strategic focus on leveraging the communication platforms acquired over the last couple of years.

Preliminary 2019 revenue of $128 million compares with the initial revenue guidance of $126 million, which was provided in conjunction with the filing of the Stock Purchase Agreement for the business combination of GigCapital, Inc. and Kaleyra S.p.A. on February 26, 2019, and updated guidance of $130 million, which was provided in conjunction with the issuance of the third quarter 2019 financial results on December 3, 2019. The difference between the guidance provided in December and the preliminary 2019 results relates solely to the timing of a $15 million fixed purchase order with a US headquartered global mega-cap media company, which was initially expected to be signed in the fourth quarter of 2019 and was executed on February 3, 2020. Delivery of products in the US is expected over the next 10 months.

Based on the preliminary and unaudited consolidated financial statements, management also believes that its 2019 revenue and pro forma Adjusted EBITDA will be sufficient to satisfy its 2019 criteria for the earnout payments under the Stock Purchase Agreement. The metrics for the earnout can be found in Section 2.6 of the Stock Purchase Agreement filed on February 26, 2019 or in the following link: https://investors.kaleyra.com/sec-filings/all-sec-filings/content/0001193125-19-050873/d710643dex21.htm . Specifically, the earnout requires pro forma revenue and pro forma Adjusted EBITDA (as such terms are defined in the Stock Purchase Agreement) for the 2019 fiscal year to exceed the pro forma revenue and pro forma Adjusted EBITDA of the Company and its subsidiaries for the 2018 fiscal year by 30% and 45%, respectively.

“We ended the year on a very strong note, including the implementation of a contract with a global, mega-cap media company, which should contribute to our revenue growth in fiscal 2020,” commented Dario Calogero, Chief Executive Officer of Kaleyra, Inc. “The CPaaS marketplace offers tremendous potential for growth. With our expanding footprint in the United States, recent listing on the NYSE American Exchange, our reputation as a Trusted CPaaS provider, and blue-chip customer base, we believe we have a strong trajectory of growth ahead. Based on our current outlook, we are reiterating our previously disclosed 2020 revenue guidance of approximately $167 million and Adjusted EBITDA (as defined) of approximately $15 million.”

Kaleyra cautions that these anticipated financial results are preliminary and based on the best information currently available, and are subject to completion of the audit of the 2019 consolidated financial statements. As this is the first quarter as a public company since its combination with GigCapital, Inc., on November 25, 2019, management currently anticipates reporting its fourth quarter and 2019 results in the first part of March 2020, at which time a conference call and webcast will be scheduled to discuss its financial results.

About Kaleyra

Kaleyra, Inc. (NYSE American: KLR, KLR WS), is a global group providing mobile communication services for financial institutions and enterprises of all sizes worldwide. Through its proprietary platform, Kaleyra manages multi-channel integrated communication services on a global scale, comprising of messages, push notifications, e-mail, instant messaging, voice services and chatbots. Kaleyra’s technology today makes it possible to safely and securely manage billions of messages monthly with a reach to hundreds of MNOs and over 190 countries. For more information: https://www.kaleyra.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Kaleyra and its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and the business plans of Kaleyra’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Kaleyra in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of Kaleyra to meet the NYSE American listing standards, and that Kaleyra will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measure and Related Information

This press release includes reference to Adjusted EBITDA, a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as of any date of calculation, the consolidated pro forma earnings of Kaleyra and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization calculated from the unaudited consolidated financial statements of such party and its subsidiaries, plus (i) transaction expenses, (ii) without duplication of clause (i), severance or change of control payments, (iii) any expenses related to company restructuring, (iv) the Adjusted EBITDA for pre-acquisition period of subsidiaries, (v) any compensation expenses relating to stock options, restricted stock units, restricted stock or similar equity interests as may be issued by Kaleyra or any of its subsidiaries to its or their employees and (vi) any provision for the write down of assets. Management uses Adjusted EBITDA, among other reasons, as it is a metric for determining whether there will be an earnout payment in accordance with the terms of the Stock Purchase Agreement. This non-GAAP financial measure is not a measure prepared in accordance with GAAP and might not be consistent with similar measures used by other companies. It shall not be considered as an alternative to any other measures of performance prepared under generally accepted accounting principles.

Contacts

Kaleyra:

(Media)

Marco Lastrico

Barabino & Partners USA, LLC

+1 212 308 8710

m.lastrico@barabinousa.com

(Investors)

Darrow Associates, Inc.

Alison Ziegler

+1 (201) 220-2678

Jim Fanucchi

+1 (408) 404-5400

ir@kaleyra.com